Exhibit 10(a)

LETTER OF CREDIT AND
REIMBURSEMENT AGREEMENT

AMONG

SYSTEM ENERGY RESOURCES, INC.,

UNION BANK OF CALIFORNIA, N.A.,
as Administrating Bank and Funding Bank,

AND THE PARTICIPATING BANKS
NAMED HEREIN

DATED AS OF

MARCH 3, 2003

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of March 3, 2003, among SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the "Company"), UNION BANK OF CALIFORNIA, N.A., as issuer of the Letters of Credit (as defined below) (in such capacity, the "Funding Bank"), UNION BANK OF CALIFORNIA, N.A., as administrating bank (in such capacity, the "Administrating Bank"), and the banks listed on the signature pages hereof under the heading "Participating Banks" and the other banks from time to time parties to this Agreement (each, a "Participating Bank" and, collectively, the "Participating Banks").

WHEREAS, the Company entered into two Participation Agreements dated as of December 1, 1988, each among (i) the Company, (ii) Meridian Trust Company and Stephen M. Carta, for themselves and as Owner Trustees (the "Owner Trustee"), (iii) the Original Loan Participants, (iv) the GG1A Funding Corporation, as Funding Corporation, (v) Bankers Trust Company and Stanley Burg, for themselves and as Indenture Trustees (collectively, the "Indenture Trustee"), and (vi) each of Public Service Resources Corporation and Lease Management Realty Corporation IV, as applicable, as Owner Participant (each, an "Initial Owner Participant" and, collectively, the "Initial Owner Participants") and each relating to the acquisition of an undivided interest in the Grand Gulf Nuclear Station Unit No. 1 located in Claiborne County, Mississippi ("Unit 1") through a trust for the benefit of each such Initial Owner Participant (each, a "Participation Agreement" and, collectively, the "Participation Agreements"), each of which undivided interest was and continues to be leased to the Company pursuant to a Facility Lease dated as of December 1, 1988, among the Owner Trustee and the Company and for the benefit of each such Initial Owner Participant and its successors, as supplemented by a Lease Supplement dated as of April l, 1989 and as supplemented by a Lease Supplement dated as of January 1, 1994 (each, a "Facility Lease" and, collectively, the "Facility Leases");

WHEREAS, pursuant to the Amended and Restated Reimbursement Agreement, dated as of December 20, 1999 (as amended, supplemented or otherwise modified from time to time, the "Existing Reimbursement Agreement"), among the Company, The Bank of Tokyo-Mitsubishi, Ltd., as funding bank (the "Existing Funding Bank"), Union Bank of California, N.A., as documentation agent, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as administrating bank, and the participating banks named therein, the Existing Funding Bank issued to each of the Owner Participants (as defined in Section 1) an irrevocable letter of credit substantially in the form of Exhibit A thereto (the "Existing Letters of Credit");

WHEREAS, the Company has requested the Funding Bank to issue letters of credit to replace the Existing Letters of Credit; the Funding Bank is willing, subject to the terms and conditions of this Agreement, to issue to each Owner Participant a new irrevocable letter of credit substantially in the form of Exhibit A hereto (each a "Letter of Credit", and, collectively, the "Letters of Credit").

NOW, THEREFORE, the Funding Bank, the Administrating Bank, the Participating Banks and the Company hereby agree as follows:

SECTION 1. Definitions. (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix A hereto. The following terms, as used herein, have the following respective meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

"Administrating Bank" has the meaning set forth in the preamble hereto.

"Aggregate Maximum Credit Amount" means $198,061,427.93.

"Agreement" means this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

"Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrating Bank in Los Angeles, California as the Union Bank Reference Rate; each change in the Prime Rate shall be effective on the date such change is announced. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrating Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. If the Administrating Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrating Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Bank" means the Funding Bank or any Participating Bank.

"Board" means the Board of Governors of the Federal Reserve System of the United States.

"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, or Los Angeles, California, are authorized or required by law to close.

"Cash Collateral Security Agreement" means the Cash Collateral Security Agreement, dated as of March 3, 2003, by the Company in favor of the Administrating Bank (for its benefit and the benefit of the Banks), substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

"Closing Date" means March 3, 2003.

"Code" means the United States Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder, as the same may be amended from time to time.

"Collateral" has the meaning set forth in the Cash Collateral Security Agreement.

"Company" has the meaning set forth in the preamble hereto.

"Date of Drawing" with respect to a Letter of Credit has the meaning set forth in such Letter of Credit.

"Date of Early Termination" with respect to a Letter of Credit has the meaning set forth in such Letter of Credit.

"Date of Issuance" with respect to the Letters of Credit means the date on which the Letters of Credit are issued upon request of the Company pursuant to Section 7(a) hereof.

"Deemed Loss Event" has the meaning assigned to that term in Appendix A to the Participation Agreements.

"Disclosure Documents" means the following documents, all of which have been furnished to the Banks prior to the Closing Date: (i) the Annual Report on Form 10-K with respect to the Company for the year ended December 31, 2001; and (ii) the Quarterly Report on Form 10-Q with respect to the Company for the quarter ended September 30, 2002.

"Dollars" or "$" means lawful money of the United States of America.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" means, unless otherwise specified, an event defined as an Event of Default under the Facility Leases.

"Event of Loss" has the meaning assigned to that term in Appendix A to the Participation Agreements.

"Existing Funding Bank" has the meaning set forth in the preamble hereto.

"Existing Letters of Credit" has the meaning set forth in the preamble hereto and include (i) Irrevocable Transferable Letter of Credit No. 165-LCS-351108, in the stated amount of $36,061,469.99, in favor of Textron Financial Corporation, and (ii) Irrevocable Transferable Letter of Credit No. 165-LCS-351107, in the stated amount of $156,885,463.65, in favor of RCMC I, Inc., in each case issued by the Existing Funding Bank on December 20, 1999.

"Existing Reimbursement Agreement" has the meaning set forth in the preamble hereto.

"Facility Leases" has the meaning set forth in the preamble hereto.

"Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrating Bank from three Federal funds brokers of recognized standing selected by it.

"Financing Documents" means, unless otherwise specified, the Collateral Trust Indenture and the Underwriting Agreement.

"Funding Bank" has the meaning set forth in the preamble hereto.

"Grand Gulf" means the Grand Gulf Nuclear Station located in Claiborne County, including Unit 1.

"Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended.

"Indenture Event of Default" has the meaning assigned to that term in Appendix A to the Participation Agreements.

"Letter of Credit" has the meaning set forth in the preamble hereto.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Maximum Available Credit Amount" with respect to any Letter of Credit means, at any date, the then Maximum Available Credit Amount, as defined in such Letter of Credit.

"Maximum Credit Amount" with respect to any Letter of Credit means, at any date, the then Maximum Credit Amount, as defined in such Letter of Credit.

"Maximum Drawing Amount" with respect to a Letter of Credit means, at any date, the then Maximum Drawing Amount, as defined in such Letter of Credit.

"Notice of Drawing" means a notice substantially in the form of Exhibit B hereto.

"Owner Participant" means RCMC I, Inc. (formerly known as RCMC Del., Inc.), assignee in interest of Resources Capital Management Corporation, assignee in interest of Public Service Resources Corporation and/or Textron Financial Corporation, assignee in interest of Lease Management Realty Corporation IV, as the case may be, and their respective permitted successors and assigns.

"Owner Trustee" has the meaning set forth in the preamble hereto.

"Participant" has the meaning set forth in Section 23(a) hereof.

"Participating Banks" means the banks whose names are listed on the signature pages hereof under the heading "Participating Banks" and any other financial institution that shall have become a party hereto pursuant to an assignment and assumption agreement executed and delivered pursuant to Section 23(b), each being a "Participating Bank".

"Participation Agreements" has the meaning set forth in the preamble hereto.

"Participation Fee" has the meaning set forth in Section 3 hereof.

"Participation Percentage" with respect to a Participating Bank means the percentage set forth opposite such Participating Bank's name in Schedule 1 hereto or, in the case of a Participating Bank party to an assignment and assumption agreement executed and delivered to the Administrating Bank pursuant to Section 23(b), the percentage set forth opposite such Participating Bank's name in such assignment and assumption agreement.

"Participation Transfer Date" has the meaning set forth in Section 5(c) hereof.

"Participation Transfer Period" has the meaning set forth in Section 5(c) hereof.

"Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Prepayment Event" has the meaning set forth in Section 13 hereof.

"Reimbursement Default" means any event or condition which constitutes a Reimbursement Event of Default or which with the giving of notice or the lapse of time or both would, unless cured or waived, become a Reimbursement Event of Default.

"Reimbursement Event of Default" has the meaning set forth in Section 13 hereof.

"Required Banks" means at any time Participating Banks whose aggregate Participation Percentages are equal to at least 66-2/3% at such time.

"SEC" means the Securities and Exchange Commission of the United States of America or any successor agency.

"Stated Expiration Date" means March 3, 2006.

"Subsidiary" means with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Tax" and "Taxes" have the meanings set forth in Section 4(e) hereof.

"Termination Date" with respect to any Letter of Credit means the earliest of (A) 10:00 a.m. (New York time) on the Date of Early Termination (as defined in such Letter of Credit) applicable to such Letter of Credit, (B) 5:00 p.m. (New York time) on the date on which the Owner Participant to which such Letter of Credit is issued surrenders such Letter of Credit for cancellation to the Funding Bank as provided therein, (C) 5:00 p.m. (New York time) on the date on which the Funding Bank pays a Final Draw (as defined in such Letter of Credit), and (D) either (I) if a draft and certificate, all in strict conformity with the terms and conditions of such Letter of Credit, are presented after 10:00 a.m. (New York time) but prior to 5:00 p.m. (New York time) on the Stated Expiration Date, 5:00 p.m. (New York time) on the Business Day following the Stated Expiration Date, or otherwise (II) 5:00 p.m. (New York time) on the Stated Expiration Date.

"Transaction Documents" means this Agreement, the Participation Agreements, the Indentures, the Notes, the Facility Leases, the Letters of Credit and the Cash Collateral Security Agreement.

"Transferred Amount" has the meaning set forth in Section 5(c) hereof.

"Unit 1" has the meaning specified in the preamble hereto.

(b) The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Unless otherwise specified herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles, and all accounting determinations with respect to any Person required to be made hereunder shall be made, and all financial statements of any Person required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by such Person's independent public accountants) with the most recent audited consolidated financial statements of such Person and its Subsidiaries delivered to the Banks. As used herein, the words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation".

SECTION 2. Reimbursement. (a) Reimbursement by Company. The Company hereby agrees to pay to the Funding Bank not later than 1:00 p.m., New York City time, on or prior to the fifth Business Day following the Business Day on which the Funding Bank shall pay any amount under a Letter of Credit pursuant to any draft, but only after so paid by the Funding Bank, (i) a sum equal to such amount so paid by the Funding Bank plus (ii) if the Company does not pay the Funding Bank such sum in full by 1:00 p.m., New York City time, on the same Business Day on which the Funding Bank shall have made such payment, interest on any amount remaining unpaid by the Company to the Funding Bank under clause (i) above, from the date on which the Funding Bank shall have paid such amount under such Letter of Credit until payment in full, at an interest rate per annum equal to the Alternate Base Rate in effect from time to time.

(b) Application of Payments. Any payment made by the Company pursuant to subsection (a) above of less than all amounts owed to the Funding Bank pursuant thereto shall be applied first to interest owed pursuant thereto and second to the amount of the unreimbursed drawings under the Letters of Credit; provided, however, that if, at the time of any payment made by the Company pursuant to subsection (a) above, there shall be amounts due from the Company pursuant to subsection (a) above with respect to more than one Letter of Credit, such payment shall be applied to all such Letters of Credit pro rata (in the above-mentioned order of priority) in accordance with the proportion that the aggregate amount due from the Company pursuant to subsection (a) above with respect to each such Letter of Credit bears to the aggregate amount due from the Company pursuant to subsection (a) above with respect to all such Letters of Credit.

(c) Default Interest. Any amounts payable by the Company hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at the Alternate Base Rate plus 2% per annum, payable on demand.

(d) Evidence of Indebtedness. Each Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Company resulting from each drawing under a Letter of Credit and the amounts of principal and interest payable and paid from time to time to such Bank hereunder.

SECTION 3. Fees. The Company agrees to pay to the Administrating Bank (a) for the account of each Participating Bank, a fee with respect to each Letter of Credit (a "Participation Fee") equal to 0.125% per annum of the product of (i) such Participating Bank's Participation Percentage and (ii) the Maximum Drawing Amount applicable to such Letter of Credit, from and including the Date of Issuance of such Letter of Credit to but excluding the Termination Date of such Letter of Credit, payable quarterly in arrears on each April 15, July 15, October 15 and January 15 (commencing April 15, 2003), and on such Termination Date; and (b) for the account of the Administrating Bank, fees computed and payable in accordance with the terms of the letter agreement, dated the date hereof, between the Administrating Bank and the Company. Upon receipt from the Company of fees payable in accordance with the provisions of clause (a) above, the Administrating Bank agrees to promptly pay to the account of each Participating Bank the fees paid to it for the account of such Participating Bank pursuant to such clause (a).

SECTION 4. Change in Circumstances. (a) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against letters of credit issued by or participated in or assets of, or deposits with or for the account of, any Bank or shall impose on any Bank any other condition regarding this Agreement or the Letters of Credit and the result of the foregoing shall be to increase the cost to such Bank of issuing, maintaining or participating in any of the Letters of Credit or any drawing thereunder (which increase in cost shall be the result of such Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, within 15 days after demand by such Bank, the Company agrees to pay to such Bank all additional amounts that are necessary to compensate such Bank for such increased cost incurred by such Bank.

(b) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" (the "Basle Report"), or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of any Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or under or in connection with any Letter of Credit to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered. Notwithstanding the foregoing, any risk-based capital standard adopted and publicly announced prior to the Closing Date (regardless of the date on which compliance with such standard is required), shall not be considered a basis for imposing additional costs on the Company under this subsection (b).

(c) The Company agrees that all payments made by the Company hereunder to any Bank shall be made free and clear of, and without reduction for or on account of, any stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), except for franchise taxes and changes in the rate of tax on the overall net income of the Banks (such nonexcluded taxes being called "Tax" or "Taxes"). If any Taxes are required to be withheld from any amounts payable by the Company to any Bank, the Company agrees that the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided that the Company shall not be obligated to pay such amounts for the benefit of such Bank with respect to any period in which such Bank has failed (x) to file any form or certificate that it was entitled to file which would have exempted such Bank from such Taxes or (y) to take other action which would entitle such Bank to an exemption from such Taxes, if such action would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to it. Whenever any Tax is paid by the Company, as promptly as possible thereafter, the Company shall send the applicable Bank a receipt or other evidence of payment thereof.

(d) A certificate as to the nature of the occurrence giving rise to, and the calculation of, compensation to the Funding Bank, a Participating Bank or a Participant pursuant to subsections (a) and (b) of this Section 4 shall be submitted by the Funding Bank, such Participating Bank or such Participant to the Administrating Bank. Such certificate shall be submitted by the Administrating Bank to the Company and shall be conclusive evidence (absent demonstrable error) as to the amount thereof. Each such certificate shall provide the identity of the Funding Bank, such Participating Bank or such Participant.

(e) The Company agrees that each Participating Bank and each Participant shall have the same rights and obligations under this Section 4 with respect to its respective participation to the same extent as if such Participating Bank or Participant were named instead of the Funding Bank in this Section 4.

(f) In the event any Participating Bank gives a notice with respect to it or any of its Participants pursuant to Section 4(d) hereof, the Company may require, at its expense, such Bank to assign all its Participation Percentage of the Letters of Credit and all its rights and obligations hereunder to a financial institution specified by the Company (a "Substitute Bank"); provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental agency or instrumentality, (ii) the Company shall have received the written consent of the Funding Bank and the Administrating Bank (which consent, in the case of the Administrating Bank, shall not unreasonably be withheld) to such assignment and (iii) the Company shall have paid to such assignor Bank all monies accrued and owing hereunder to it. The Substitute Bank shall execute a counterpart of this Agreement and such additional amendments, agreements, instruments and documents as may be reasonably requested by the Administrating Bank.

(g) In the event the Funding Bank gives a notice with respect to itself pursuant to Section 4(d) hereof, the Company may replace such Funding Bank with a financial institution specified by the Company (a "Substitute Funding Bank"); provided that (i) such replacement shall not conflict with or violate any law, rule or regulation or order of any court or other government agency or instrumentality, (ii) the Company shall have received the written consent of the Owner Trustee and the Owner Participants to such substitution, and the Company shall have taken all other applicable actions required under the Transaction Documents, and (iii) the Company shall have paid to the Funding Bank all monies accrued and owing hereunder to it. The Substitute Funding Bank shall execute a counterpart of this Agreement and such additional amendments, agreements, instruments and documents as may be reasonably requested by the Administrating Bank.

SECTION 5. Participations. (a) By the issuance of a Letter of Credit and without any further action on the part of the Funding Bank or any Participating Bank in respect thereof, the Funding Bank shall be deemed to have granted to each Participating Bank, and each Participating Bank hereby shall be deemed to have acquired from the Funding Bank, a participation in such Letter of Credit equal to such Participating Bank's Participation Percentage of the Maximum Credit Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Participating Bank hereby absolutely and unconditionally agrees to pay to the Funding Bank, in accordance with this Section 5, such Participating Bank's Participation Percentage of each payment made by the Funding Bank of a draft under a Letter of Credit. Upon payment of a draft under a Letter of Credit, the Funding Bank shall promptly give telephonic notice (to be followed by delivery by telecopy of a Notice of Drawing) to each Participating Bank of the date and amount of such payment. If such Notice of Drawing is received by a Participating Bank after 12:30 p.m. (New York time) such notice shall be deemed to have been received on the next Business Day. With respect to each Participating Bank, promptly upon receipt of such Notice of Drawing but in any event no later than 3:00 p.m. (New York time) on the date on which such Participating Bank shall have received or shall be deemed to have received such Notice of Drawing from the Funding Bank, such Participating Bank shall pay to the Funding Bank an amount equal to the product of (A) such Participating Bank's Participation Percentage and (B) the amount of the payment made by the Funding Bank on such draft; provided, however, that, with respect to the payment of any draw on a Letter of Credit, the Funding Bank shall not require such Participating Bank to pay (exclusive of interest) an amount greater than the product of (x) such Participating Bank's Participation Percentage and (y) the lesser of (m) the Maximum Available Credit Amount of such Letter of Credit immediately prior to adjustment for payment by the Funding Bank of such draw and (n) the Maximum Drawing Amount of such Letter of Credit immediately prior to adjustment of the Maximum Drawing Amount of such Letter of Credit for payment by the Funding Bank of such draw; provided further, that each Participating Bank shall not be obligated to make any payment to the Funding Bank pursuant to this subsection (a) with respect to any wrongful payment under any Letter of Credit as a result of the gross negligence or willful misconduct of the Funding Bank. If payment of the amount due pursuant to the preceding sentence from a Participating Bank is received by the Funding Bank after 3:00 p.m. (New York time) on the date it is due, such Participating Bank agrees to pay to the Funding Bank along with its payment of the amount due pursuant to the preceding sentence, interest on such amount at a rate per annum equal to (i) for the period from and including the Business Day such payment is due to but excluding the next succeeding Business Day, the Federal Funds Effective Rate and (ii) for the period from and including the Business Day next succeeding the date such payment is due to but excluding the date such amount is paid in full, the Alternate Base Rate plus 2%. The Funding Bank agrees to give prompt written notice to a Participating Bank if the Funding Bank does not receive the payment required by this subsection (a) from such Participating Bank on the date on which such payment was due from such Participating Bank. Any action taken or omitted to be taken (other than at the direction of the Participating Banks) which has the effect of extending a Letter of Credit beyond its Termination Date shall constitute gross negligence of the Funding Bank and shall release each Participating Bank from its obligation set forth in this subsection (a) to reimburse the Funding Bank for the payment of a drawing on such Letter of Credit.

(b) Each Participating Bank acknowledges and agrees that its obligation to make the payments specified in Section 5(a) hereof and the right of the Funding Bank to receive the same, in the manner specified therein, are absolute and unconditional (except as set forth in said Section 5(a)) and shall not be affected by any circumstances whatsoever, including, without limitation (i) the occurrence and continuance of any Event of Default under any of the Facility Leases, (ii) any Reimbursement Default or Prepayment Event hereunder, (iii) any breach or default by the Company, the Administrating Bank or any Participating Bank hereunder, (iv) any lack of validity or enforceability of any Letter of Credit, this Agreement, any of the other Transaction Documents or any of the Financing Documents, (v) any amendment or waiver of or any consent to departure from the Letters of Credit, this Agreement, any of the other Transaction Documents or any of the Financing Documents; (vi) the existence of any claim, setoff, defense or other right which the Participating Banks may have at any time against the Company, the Owner Participants or the Owner Trustee (or any persons for whom any of the foregoing may be acting), the Funding Bank, the Administrating Bank, any other Participating Bank, or any other Person, whether in connection with this Agreement, the other Transaction Documents, the Financing Documents or any other documents contemplated hereby or thereby or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vii) any statement or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatever; (viii) payment by the Funding Bank under any Letter of Credit against presentation of a draft or a certificate which does not comply with the terms of such Letter of Credit; or (ix) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; provided, however, that with regard to this Section 5(b), the Participating Banks shall have no obligation to make, and the Funding Bank shall have no right to receive, payments that result from the gross negligence or wilful misconduct of the Funding Bank.

(c) Upon receipt of a payment from the Company pursuant to Section 2 hereof, the Funding Bank or the Administrating Bank (as the case may be) shall promptly transfer to each Participating Bank such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of such payment based on such Participating Bank's pro rata share (determined as aforesaid) of amounts paid pursuant to Section 5(a) hereof, and not previously reimbursed by the Company pursuant to Section 2 hereof, provided, however, that if a Participating Bank shall fail to pay to the Funding Bank any amount required by Section 5(a) hereof on the Business Day following the date on which such payment was due from such Participating Bank and the Company shall not have reimbursed the Funding Bank for such amount pursuant to Section 2 hereof (such unreimbursed amount being hereinafter referred to as the "Transferred Amount"), the Funding Bank shall be deemed to have purchased, on such following Business Day (a "Participation Transfer Date") from such Participating Bank, a participation in such Transferred Amount and shall be entitled, for the period from and including the Participation Transfer Date to the earlier of (i) the date on which the Company shall have reimbursed the Funding Bank for such Transferred Amount and (ii) the date on which such Participating Bank shall have reimbursed the Funding Bank for such Transferred Amount (the "Participation Transfer Period"), to the rights, privileges and obligations of a "Participating Bank" under this Agreement with respect to such Transferred Amount; provided further, that if, at any time after the occurrence of a Participation Transfer Date with respect to any Participating Bank and prior to the reimbursement by such Participating Bank of the Funding Bank with respect to the related Transferred Amount pursuant to subsection (a) above, the Funding Bank shall receive any payment from the Company pursuant to Section 2 hereof, the Funding Bank shall not be obligated to pay any amounts to such Participating Bank, and the Funding Bank shall retain such amounts (including, without limitation, interest payments due from the Company pursuant to Section 2 hereof) for its own account as a Participating Bank; provided that all such amounts shall be applied in satisfaction of the unpaid amounts (including, without limitation, interest payments due from such Participating Bank pursuant to Section 5(a) hereof) due from such Participating Bank with respect to such Transferred Amount; and, provided further, that if, at any time after the occurrence of a Participation Transfer Date with respect to any Participating Bank and prior to the reimbursement of the Funding Bank by such Participating Bank or the Company, such Participating Bank shall have (i) voluntarily dissolved, (ii) appointed a receiver, (iii) suffered the appointment of a receiver who takes possession of its books, records and assets, commences to collect all dues and claims and to sell all property of such Participating Bank, or (iv) suffered the appointment of a conservator, the Funding Bank shall thereafter be entitled to retain such participation for its own account. All payments due to the Participating Banks from the Funding Bank pursuant to this subsection (c) shall be made to the Participating Banks if, as, and to the extent possible, when the Funding Bank receives payments in respect of drawings under the Letters of Credit pursuant to Section 2 hereof, and in the same funds in which such amounts are received; provided that if any Participating Bank to whom the Funding Bank is required to transfer any such payment (or any portion thereof) pursuant to this subsection (c) does not receive such payment (or portion thereof) prior to 3:00 p.m. (New York time) on the Business Day on which the Funding Bank received such payment from the Company (which payment, if received by the Funding Bank after 2:00 p.m. (New York time) on any Business Day, shall be deemed, for the purposes of this proviso, to have been received on the next succeeding Business Day), the Funding Bank agrees to pay to such Participating Bank, along with its payment of the portion of such payment due to such Participating Bank, interest on such amount at a rate per annum equal to (i) for the period from and including such Business Day to but excluding the next succeeding day, the Federal Funds Effective Rate and (ii) for the period from and including the date next succeeding such Business Day to but excluding the date such amount is paid in full, the Alternate Base Rate plus 2%. If, in connection with any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, the Funding Bank shall be required to return to the Company, or to any trustee, receiver, liquidator, custodian or other similar official all or any portion of such payments or interest, each Participating Bank shall, upon demand of the Funding Bank, forthwith return to the Funding Bank any amounts transferred to such Participating Bank by the Funding Bank in respect thereof pursuant to this subsection (c).

(d) The Funding Bank will exercise and give the same care and attention to the Letters of Credit as it gives to its other letters of credit and similar obligations, and each Participating Bank agrees that the Funding Bank's sole liability to each Participating Bank shall be (i) to distribute promptly, as and when received by the Funding Bank, and in accordance with the provisions of subsection (c) above, such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of any payments to the Funding Bank by the Company pursuant to Section 2 hereof in respect of drawings under the Letters of Credit, (ii) to exercise or refrain from exercising any right or to take or to refrain from taking any action under this Agreement or any Letter of Credit as may be directed in writing by the Required Banks (or such higher percentage of Banks as may be otherwise expressly required under this Agreement) or the Administrating Bank acting on behalf of such Banks and (iii) as otherwise expressly set forth herein. The Funding Bank shall not be liable for any action taken or omitted at the request or with approval of the Required Banks or of the Administrating Bank acting on behalf of the Required Banks or for the nonperformance of the obligations of any other party under this Agreement, any of the other Transaction Documents, any of the Financing Documents or any other document contemplated hereby or thereby. Without in any way limiting any of the foregoing, the Funding Bank may rely upon the advice of counsel concerning legal matters and upon any written communication or any telephone conversation which it believes to be genuine or to have been signed, sent or made by the proper person and shall not be required to make any inquiry concerning the performance by the Company, the Owner Trustee, any Owner Participant or any other Person, of any of their respective obligations and liabilities under or in respect of this Agreement, the other Transaction Documents, the Financing Documents or any other documents contemplated hereby or thereby. The Funding Bank shall not have any obligation to make any claim, or assert any Lien, upon any property held by the Funding Bank or assert any offset thereagainst; provided that the Funding Bank shall, if so directed by the Required Banks or the Administrating Bank acting on behalf of the Required Banks, have an obligation to make a claim, or assert a Lien, upon property held by the Funding Bank in connection with this Agreement or assert an offset thereagainst. The Funding Bank may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking or trust business with the Company or any of its Affiliates, or any other Person, and receive payment on such loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. Without limiting any of the foregoing, the Funding Bank agrees that (x) it will not give notice of a Date of Early Termination under a Letter of Credit without a writing executed by the Required Banks or executed by the Administrating Bank on behalf of the Required Banks directing it to give such notice (which writing shall specify the Date of Early Termination to be given in such notice) and (y) if a Reimbursement Event of Default or Prepayment Event has occurred and is continuing, upon receipt of such a writing, it will give such notice as provided in such Letter of Credit.

(e) The Funding Bank makes no representation and shall have no responsibility with respect to: (i) the genuineness, legality, validity, binding effect or enforceability of this Agreement, any of the other Transaction Documents, any of the Financing Documents or any other documents contemplated hereby or thereby; (ii) the truthfulness and accuracy of any of the representations contained in this Agreement, any of the other Transaction Documents, any of the Financing Documents or any other documents contemplated hereby or thereby; (iii) the collectability of any amounts due under this Agreement; (iv) the financial condition of the Company or any other Person; and (v) any act or omission of any Owner Participant with respect to its use of any Letter of Credit. Each Participating Bank acknowledges and agrees that such Participating Bank has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, affairs, status and nature of the Company and for making its own credit decision in taking or not taking any action, including, without limitation, entering into this Agreement.

(f) To the extent that the Funding Bank is not reimbursed and indemnified by the Company under Section 20, Section 21 or Section 22 hereof, each Participating Bank severally agrees to reimburse and indemnify the Funding Bank on demand, pro rata in accordance with such Participating Bank's Participation Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Funding Bank, in any way relating to or arising out of the Letters of Credit or this Agreement, or any action taken or omitted by the Funding Bank under or in connection with this Agreement or the Letters of Credit; provided, however, that such Participating Bank shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Funding Bank's gross negligence or wilful misconduct or from the Funding Bank's failure to refrain from exercising or to exercise any right or to refrain from taking or to take any action under this Agreement or the Letters of Credit, as directed in writing by the Required Banks or by the Administrating Bank acting on behalf of the Required Banks; and provided further that such Participating Bank shall not be liable to the Funding Bank or any other Participating Bank for the failure of the Company to reimburse the Funding Bank or any other Participating Bank for any drawing made under a Letter of Credit, with respect to which such Participating Bank has paid the Funding Bank such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage), or for the Company's failure to pay interest thereon. Each Participating Bank's obligations under this subsection (f) shall survive the termination of this Agreement and the Letters of Credit. Nothing in this subsection (f) is intended to limit any Participating Bank's reimbursement obligation contained in subsection (a) above.

(g) Each Participating Bank agrees that it will promptly (i) notify the Administrating Bank of any occurrence giving rise to a right to compensation to such Participating Bank pursuant to Section 4 hereof and (ii) submit to the Administrating Bank a certificate detailing such occurrence giving rise thereto and the calculation of the amount of compensation with respect thereto. The Administrating Bank agrees to present promptly such certificate to the Company in accordance with Section 4 hereof.

(h) Each Participating Bank agrees that if it should receive any amount in respect of its participation other than from the Funding Bank or the Administrating Bank (as the case may be) pursuant to subsection (c) above and other than as contemplated by Section 3, Section 4, Section 17(a), Section 21, or Section 22 hereof, such Participating Bank will remit all of the same to the Administrating Bank to distribute to the Participating Banks pro rata in accordance with their Participation Percentages.

SECTION 6. Payments. (a) All payments by the Company or the Participating Banks to the Funding Bank pursuant to this Agreement shall be made in lawful currency of the United States and in immediately available funds to the Funding Bank's account maintained with the Administrating Bank for such purpose, or to such other account as the Funding Bank shall notify the Company and each Participating Bank in writing. All payments by the Funding Bank, the Company, or the Administrating Bank to a Participating Bank shall be made in lawful currency of the United States and in immediately available funds at the address of such Participating Bank set forth below the name of such Participating Bank on the signature pages hereof, or at such other address as any Participating Bank shall notify each of the Funding Bank, the Company, and the Administrating Bank in writing. All payments by the Company or the Banks to the Administrating Bank pursuant to this Agreement shall be made in lawful currency of the United States and in immediately available funds at the address of the Administrating Bank set forth below its name on the signature pages hereof, or at such other address as the Administrating Bank shall notify the Company and each Bank in writing.

(b) Whenever any payment under this Agreement shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

(c) Interest payable under Sections 2(a), 2(c), 5(a) and 5(c) hereof and the fees payable under Section 3 hereof shall be computed on the basis of a year of 365 or 366 days (as applicable) and paid for the actual number of days elapsed (including the first day but excluding the last day).

(d) Except as otherwise expressly provided in Section 3, 4 or 5 hereof, all payments hereunder from the Company to the Participating Banks, from the Funding Bank or the Administrating Bank to the Participating Banks, from the Participating Banks to the Funding Bank and from the Participating Banks to the Administrating Bank shall be made pro rata among the Participating Banks in accordance with the Participation Percentages of such Participating Banks.

SECTION 7. Issuance of the Letters of Credit; Conditions Precedent to Issuance. (a) Subject to satisfaction of the conditions precedent set forth in subsections (b), (c) and (d) of this Section 7, the Funding Bank shall issue the Letters of Credit to the beneficiaries in the amounts set forth in Schedule 2 hereto (which amounts in the aggregate do not exceed the Aggregate Maximum Credit Amount) on the date set forth in the notice referred to in Section 7(b)(xiv) hereof (such date or such later date on which the conditions precedent are satisfied and such Letters of Credit are issued being herein called the "Date of Issuance" of the Letters of Credit). All of such Letters of Credit shall be issued simultaneously. Each Letter of Credit shall be effective on its Date of Issuance and shall expire on the Termination Date applicable to such Letter of Credit.

(b) As a condition precedent to the issuance of each Letter of Credit, the Administrating Bank and each Bank shall have received on or before the Date of Issuance of the Letters of Credit the following, each dated such date except as described in the last paragraph of this subsection (b), in form and substance satisfactory to each Bank:

(i) an opinion of Thelen Reid & Priest LLP, as New York counsel to the Company, substantially in the form of Exhibit C hereto;

(ii) an opinion of Wise Carter Child & Caraway, Professional Association, as Mississippi counsel to the Company, substantially in the form of Exhibit D hereto;

(iii) an opinion of Friday, Eldredge & Clark, LLP, as Arkansas counsel to the Company, substantially in the form of Exhibit E hereto;

(iv) an opinion of Hughes Hubbard & Reed LLP, special counsel for the Funding Bank, substantially in the form of Exhibit F hereto;

(v) copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which the Company is a party, certified by the Secretary or an Assistant Secretary of the Company (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance of the Letters of Credit and have not been modified, rescinded or amended since the date of adoption thereof);

(vi) certified copies of all approvals, authorizations, orders or consents of, or notices to or registrations with, any governmental body or agency required for the Company to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and of all such approvals, authorizations, orders, consents, notices or registrations required to be obtained or made prior to the Date of Issuance of the Letters of Credit in connection with the transactions contemplated by any of the Transaction Documents or any of the Financing Documents to which the Company is a party;

(vii) a certificate as to the good standing of the Company, as of a recent date, from (A) the Secretary of State of the State of Arkansas and (B) the Secretary of State of the State of Mississippi;

(viii) (i) a certificate of the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (v) above, (B) that (x) attached thereto is a true and complete copy of the articles of incorporation, including all amendments thereto, of the Company and (y) that such articles of incorporation have not been amended since the date of the last amendment thereto, and (C) as to the incumbency and specimen signature of each officer executing this Agreement, the Cash Collateral Security Agreement or any other document or certificate delivered in connection herewith on behalf of the Company; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above.

(ix) the Cash Collateral Security Agreement, duly executed by the Company;

(x) a copy of each Disclosure Document;

(xi) each of the Existing Letters of Credit, each together with a surrender certificate in the form of Exhibit 7 thereto duly executed by a duly authorized representative of the applicable Owner Participant;

(xii) evidence that all obligations of the Company under the Existing Reimbursement Agreement have been satisfied in full and that the Existing Reimbursement Agreement has been terminated;

(xiii) such other documents, instruments, approvals (and, if requested by any Bank, certified duplicates of executed copies thereof) or opinions as any Bank may reasonably request in writing; and

(xiv) a written notice with respect to each Letter of Credit of the proposed Date of Issuance of such Letter of Credit signed by the Company and the Owner Participant to which such Letter of Credit shall be issued.

The parties hereto acknowledge that (1) the resolutions of the Board of Directors of the Company described in clause (v) of this subsection (b) with respect to the Participation Agreements, the Indentures, the Notes and the Facility Leases and (2) all approvals, consents and other documents described in clause (vi) of this subsection (b) with respect to the Participation Agreements, the Indentures, the Notes, the Facility Leases and the Financing Documents were previously delivered in 1988 to the banks party to the Reimbursement Agreement, dated as of December 1, 1988, among the Company, Chemical Bank, as administrating bank, The Fuji Bank, Limited, as funding bank, and the participating banks named therein, and that such documents will not be required to be redelivered in connection with this Agreement.

(c) The following statements shall be true and correct on the Date of Issuance of the Letters of Credit and the Administrating Bank and each Bank shall have received on such Date of Issuance a certificate signed by a duly authorized officer of the Company dated such Date of Issuance, stating that:

(i) the representations and warranties contained in Section 10 hereof and in Section 8 of the Cash Collateral Security Agreement are true and correct on and as of such Date of Issuance as though made on and as of such date; and

(ii) no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event shall have occurred and be continuing and no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event shall result from the issuance of the Letters of Credit.

(d) On or before the Date of Issuance of the Letters of Credit:

(i) each of the Transaction Documents shall have been duly authorized and executed by the respective parties thereto and shall be in full force and effect;

(ii) the Administrating Bank shall have received executed copies (or duplicates thereof) of each of the Transaction Documents, each of which shall be in form and substance satisfactory to the Administrating Bank and the Banks;

(iii) all conditions precedent to the Closing set forth in Section 5(b) of the Participation Agreements executed by the Owner Participants to which such Letters of Credit are to be issued shall have been fulfilled (other than those conditions requiring issuance of such Letters of Credit and delivery of opinions with respect thereto by counsel to the Funding Bank); and

(iv) all Fees required to be paid pursuant to Section 3 on the Closing Date shall have been received by the Administrating Bank, the Funding Bank and the other Participating Banks, as applicable.

The parties hereto acknowledge that the Participation Agreements, the Indentures, the Notes and the Facility Leases described in clause (ii) of this subsection (d) were previously delivered to the Administrating Bank and that such documents will not be required to be redelivered to the Administrating Bank in connection with this Agreement.

SECTION 8. Adjustment of Maximum Drawing Amounts and Maximum Available Credit Amounts; Terms of Drawing. The Maximum Drawing Amount and Maximum Available Credit Amount applicable to a given Letter of Credit shall be subject to modification as specified in such Letter of Credit and drawings under each Letter of Credit shall be subject to the other terms and conditions set forth in such Letter of Credit. If an Owner Participant exercises its right under Paragraph 5 of the Letter of Credit to revise Schedule 11 thereto, the Funding Bank shall notify the Administrating Bank of such event and will provide to the Administrating Bank a copy of such revised Schedule, and the Administrating Bank shall provide copies of such Schedule to the Participating Banks.

SECTION 9. Obligations Absolute. The payment obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit, this Agreement, any of the other Transaction Documents or any of the Financing Documents;

(b) any amendment or waiver of or any consent to departure from all or any of the Letters of Credit, this Agreement, any of the other Transaction Documents or any of the Financing Documents;

(c) the existence of any claim, setoff, defense or other rights which the Company may have at any time against any of the Owner Participants or the Owner Trustee, the Funding Bank, the Administrating Bank, any Participating Bank, or any other Person or entity, whether in connection with this Agreement, the other Transaction Documents, the Financing Documents or any other documents contemplated hereby or thereby or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e) payment by the Funding Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

SECTION 10.  Representations and Warranties. The Company represents and warrants as follows:

(a) Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas, is duly qualified to do business as a foreign corporation in and is in good standing under the laws of the State of Mississippi and each other state in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on its business or financial condition or its ability to perform its obligations under this Agreement or the Cash Collateral Security Agreement, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by it of this Agreement and the Cash Collateral Security Agreement have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholders, or any trustee or holder of any indebtedness or other obligation of it.

(c) No Violation, etc. Neither the execution, delivery or performance by it of this Agreement or the Cash Collateral Security Agreement, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with the provisions hereof or thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of its charter or by-laws or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it or any of its Affiliates is a party or by which its property or the property of any of its Affiliates is bound. There is no provision of its charter or by-laws, or any Applicable Law, or any such indenture, mortgage, lease or other agreement or instrument which materially adversely affects, or in the future is likely (so far as it now can foresee) to materially adversely affect, its ability to perform its obligations under this Agreement or the Cash Collateral Security Agreement.

(d) Governmental Actions. No Governmental Action is or will be required in connection with the execution, delivery or performance by the Company of, or the consummation by it of the transactions contemplated by, this Agreement or the Cash Collateral Security Agreement, except such Governmental Actions (i) as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished and (ii) as may be required under Applicable Law not now in effect. No Governmental Action by any Governmental Authority, (I) under the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Nuclear Waste Act, the Holding Company Act, Title 77 of the Mississippi Code of 1972, Subtitle 1 of Title 23 of the Arkansas Code of 1987, Title 45 of the Revised Code of Louisiana of 1957, or (II) relating to energy or nuclear matters, public utilities, the environment, or health and safety in connection with Grand Gulf, is or will be required (a) in connection with the participation by the Administrating Bank or any Bank in the consummation of the transactions contemplated by this Agreement or the Cash Collateral Security Agreement, or (b) to be obtained by the Administrating Bank or any Bank during the Lease Term, except such Governmental Actions of the character previously referred to in this sentence (1) as have been, or on or before the date hereof will have been, duly obtained, given or accomplished and (2) as may be required by Applicable Law not now in effect. None of the Governmental Actions referred to in clause (i) of the first sentence of this Section 10(d) or in clause (b)(1) of the second sentence of this Section 10(d) are the subject of appeal or reconsideration or other review, and the time in which to make an appeal or request the review or reconsideration of any such Governmental Action has expired without any appeal or request for review or reconsideration having been taken or made.

(e) Execution and Delivery. This Agreement and the Cash Collateral Security Agreement have been duly executed and delivered by it, and each of this Agreement and the Cash Collateral Security Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' or lessors' rights generally.

(f) Litigation. Except as disclosed in the Disclosure Documents, there is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, as to which there is a reasonable possibility of an adverse determination that could affect the validity of this Agreement or the Cash Collateral Security Agreement, or materially and adversely affect any of the related transactions, or as to which there is a reasonable likelihood of an adverse determination that could materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Cash Collateral Security Agreement.

(g) Material Adverse Change. The consolidated balance sheet of the Company as at December 31, 2001, and the related consolidated statements of income, retained earnings and changes in financial position certified by Deloitte & Touche LLP, independent public accountants, and the most recent consolidated balance sheet of the Company and the related consolidated statements of income and changes in financial position which have been furnished to each Bank, present fairly the consolidated financial position of such companies as at such dates and the consolidated results of the operations of such companies for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied. Since December 31, 2001, there has been no material adverse change in the consolidated financial condition, business, properties, operations or prospects of the Company, except as disclosed in the Disclosure Documents to the parties hereto prior to the execution of this Agreement.

SECTION 11.  Affirmative Covenants. The Company agrees that during the term of this Agreement it will:

(a) Preservation of Corporate Existence, etc. (i) Without limiting the right of the Company to merge with or into or consolidate with or into any other corporation or entity in accordance with the provisions of Section 12(a) hereof, preserve and maintain its corporate existence in the state of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties and (ii) preserve, renew and keep in full force and effect the rights, privileges and franchises necessary or desirable in the normal conduct of its business.

(b) Compliance with Laws, etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, and orders of any governmental authority, the noncompliance with which would materially and adversely affect the business or condition of it and its Subsidiaries, taken as a whole, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith.

(c) Maintenance of Insurance, etc. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates and furnish to the Administrating Bank, within a reasonable time after written request therefor, such information as to the insurance carried as the Administrating Bank may reasonably request.

(d) Inspection Rights. At any reasonable time and from time to time as the Administrating Bank or any Participating Bank may reasonably request, (i) permit the Administrating Bank or such Participating Bank or any agents or representatives thereof to visit the properties of the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their respective officers, and (ii) provide reasonable access to the financial records of the Company and any of its Subsidiaries which are generally made available to the Company's other bank creditors; provided, however, that the Company reserves the right to restrict access to any of its generating facilities in accordance with reasonably adopted procedures relating to safety and security. The Administrating Bank and each Participating Bank agree to use reasonable efforts to ensure that any information concerning the Company or any of its Subsidiaries obtained by the Administrating Bank or such Participating Bank pursuant to this Section which is not contained in a report or other document filed with the SEC which is publicly available, distributed by the Company to its security holders or otherwise generally available to the public, will, to the extent permitted by law and except as may be required by valid subpoena or in the normal course of the Administrating Bank's or such Participating Bank's business operations (which shall include such Participating Bank's sharing of its liability under the Letters of Credit with other banks), be treated confidentially by the Administrating Bank or such Participating Bank and will not be distributed or otherwise made available by the Administrating Bank or such Participating Bank to any Person, other than the Administrating Bank's or such Bank's employees, authorized agents or representatives.

(e) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in which entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles.

(f) Maintenance of Properties. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, it being understood that this covenant relates only to the good working order and condition of such properties and shall not be construed as a covenant of the Company or any of its Subsidiaries not to dispose of such properties by sale, lease, transfer or otherwise.

(g) Reporting Requirements. Furnish, or cause to be furnished, to the Administrating Bank, with sufficient copies for each Bank, the following:

(i) within five days after an officer has knowledge about the occurrence of a Reimbursement Default or Prepayment Event or an Event of Default or an Indenture Event of Default, the statement of an authorized officer of the Company setting forth details of such Reimbursement Default or Prepayment Event or Event of Default or Indenture Event of Default and the action which the Company has taken or proposes to take with respect thereto;

(ii) promptly after the sending or filing thereof and, with respect to Reports on Form 10-Q in any event within 60 days after the close of each of the first three quarters in each fiscal year, copies of all reports which the Company sends to its Securityholders generally, and copies of all reports on Form 10-K, Form 10-Q or Form 8K which the Company or any of its Subsidiaries files with the SEC;

(iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual report in the form required for reporting to the SEC for such year for the Company and its Subsidiaries, containing financial statements for such year accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing;

(iv) concurrently with the delivery of the financial statements specified in clauses (ii) and (iii) above, a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Company stating whether he has any knowledge of the occurrence at any time prior to the date of such certificate of any Reimbursement Default or Prepayment Event or Event of Default or Indenture Event of Default not theretofore reported pursuant to the provisions of clause (i) of this subsection (g) or of the occurrence at any time prior to such date of any such Reimbursement Default or Prepayment Event or Event of Default or Indenture Event of Default, except Reimbursement Defaults or Prepayment Events or Events of Default or Indenture Events of Default theretofore reported pursuant to the provisions of clause (i) of this subsection (g) and remedied, and, if so, stating the facts with respect thereto; and

(v) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries, including, without limitation, copies of all reports and registration statements which the Company or any Subsidiary files with the SEC or any national securities exchange, as the Administrating Bank or any Bank may from time to time reasonably request.

SECTION 12.  Negative Covenants. The Company agrees that, during the term of this Agreement, it will not:

(a) Mergers, etc. Merge with or into or consolidate with or into any other corporation or entity, or sell, transfer, assign or otherwise dispose of all or substantially all of its assets, or permit any of its Subsidiaries to do any of the foregoing, unless (i) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Reimbursement Default or Prepayment Event, (ii) the consolidation, merger, sale, transfer, assignment or other disposition shall not materially and adversely affect the ability of the Company (or its successor by merger or consolidation as contemplated by clause (iii) of this Section 12(a)) to perform its obligations hereunder or under the Cash Collateral Security Agreement, (iii) in the case of any merger or consolidation to which the Company is a party, the corporation or entity formed by such consolidation or into which the Company shall be merged shall (A) assume the Company's obligations under this Agreement and the Cash Collateral Security Agreement in a writing satisfactory in form and substance to the Required Banks, and (B) provide to the Banks an opinion to the effect that the instrument of assumption complies with the terms hereof and constitutes a valid, legally binding and enforceable obligation of such corporation or entity.

(b) Assignment or Modification of Transaction Documents or Financing Documents. (i) Enter into any assignment of its obligations under any of the Transaction Documents or Financing Documents (except as contemplated herein or therein), without first obtaining the express prior written consent of the Required Banks thereto, (ii) cancel, terminate, supplement, modify, waive or consent to any cancellation, termination, amendment, supplement or modification (each, a "Modification") of any of the Transaction Documents or Financing Documents or any provisions thereof unless it has given the Banks prior notice thereof, and if such modification could materially and adversely affect the Required Banks' rights and interests hereunder or the ability of the Company to perform its obligations hereunder, the Required Banks have given their prior written consent within 15 Business Days and (iii) except as otherwise provided herein, enter into any Modification of this Section 12(b) without first obtaining the prior written consent of all Participating Banks.

SECTION 13.  Reimbursement Events of Default; Prepayment Events. The following events shall be "Reimbursement Events of Default" hereunder unless waived by the Required Banks pursuant to Section 14 hereof.

(i) the Company shall (a) fail to pay when due any amount payable under Section 2 hereof, (b) fail to pay any amount payable under Section 3 hereof within five (5) Business Days after the same shall become due, or (c) fail to observe or perform any covenant or agreement contained in the Cash Collateral Security Agreement; or

(ii) the Company shall violate any covenant contained in Section 12 hereof; or

(iii) the Company shall fail to observe or perform any covenant contained in Section 11(g)(i) hereof; or

(iv) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (i), (ii) and (iii) above) for 30 days after written notice thereof has been given to the Company by the Administrating Bank or any Bank; or

(v) any representation, warranty, certification or statement made by the Company in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

(vi) any material provision of this Agreement or the Cash Collateral Security Agreement shall at any time for any reason cease to be valid and binding upon the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any governmental agency or authority, or the Company shall deny that it has any or further liability or obligation under this Agreement or the Cash Collateral Security Agreement; or

(vii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, or (c) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(viii) the Company shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (vii) above, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its or their inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

(ix) this Agreement or the Cash Collateral Security Agreement shall for any reason cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms; or the security interest or Lien purported to be created by the Cash Collateral Security Agreement shall for any reason cease to be, or be asserted by the Company not to be, a valid, first priority perfected security interest (subject to no Liens, except the Lien in favor of the Administrating Bank) in the Collateral.

The following event shall be a "Prepayment Event" hereunder unless waived by the Required Banks pursuant to Section 14 hereof: any change in Applicable Law or any Governmental Action (including revocation or modification of any required regulatory approval) shall occur which adversely affects, in other than immaterial ways, the obligations or ability of the Company, the Funding Bank, the Administrating Bank, any Participating Bank or any Participant to make any required payment under, or otherwise to perform, or the right or ability of any such Person to enforce its rights under, this Agreement or any of the other Transaction Documents, unless such result can be avoided by action which is within the control of and can be taken by a Bank or Participant within a reasonable period of time, and which is not adverse to the interests of or onerous to such Bank (and each Bank and Participant covenants with each other Bank and Participant to take any such action).

If a Reimbursement Event of Default or Prepayment Event occurs and is continuing, the Required Banks may, in their sole discretion, (1) by notice to the Company and the Owner Participants cause the Funding Bank to terminate the Letters of Credit of such Owner Participants as provided therein, (2) declare all principal amounts outstanding hereunder, all interest thereon and all other amounts payable hereunder to be due and payable within two Business Days after demand therefor by the Required Banks to the Company, whereupon all such principal amounts outstanding hereunder, all such interest and all such other amounts shall become and be forthwith due and payable at such time, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and/or (3) exercise in respect of any or all of the Collateral, in addition to the other rights and remedies provided for herein and in the Cash Collateral Security Agreement or otherwise available to the Administrating Bank or the Banks, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other applicable jurisdiction; provided, however, that in the event of the occurrence of any Reimbursement Event of Default described in clause (vii) or clause (viii) above, all principal amounts outstanding hereunder, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

SECTION 14.  Amendments and Waivers. Subject to the provisos of this Section 14 and to Section 23 hereof, neither this Agreement nor any provision hereof (including, without limitation, any Letter of Credit) may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement shall (i) change the Maximum Credit Amount with respect to any Letter of Credit (other than any reduction in such Maximum Credit Amount in accordance with the provisions of such Letter of Credit), or extend or advance the maturity of the Letters of Credit or the dates for the reimbursement of drawings under the Letters of Credit or the payment of interest on such drawings, or reduce the rate of interest on any unreimbursed drawings, (ii) change the Participation Percentage of any Participating Bank or the fees provided for in Section 3 hereof, (iii) reduce the principal of, or interest on, any unreimbursed drawing under any Letter of Credit, or any fees or other amounts payable hereunder, (iv) release any Collateral (except for any such release expressly permitted under the Cash Collateral Security Agreement) or change any provision of the Cash Collateral Security Agreement providing for the release of Collateral or (v) amend or modify the provisions of this Section 14, Section 4 hereof, Section 5(b) hereof, Section 6(d) hereof, Section 9 hereof, Section 12(b)(iii) hereof, Section 13 hereof, Section 17 hereof, Section 19 hereof, Section 21 hereof, Section 22 hereof or Section 23 hereof, the proviso in Section 18 or the definition of "Required Banks", in each case without the prior written consent of each Participating Bank and the Funding Bank; provided further that no such agreement shall (I) change the identity of any Participating Bank or amend, modify or otherwise affect the rights or duties of the Funding Bank hereunder, (II) amend or modify the provisions of Sections 5(a), (b), (c), (d), (e) or (f) hereof, or (III) change the fees provided for in Section 3(a) hereof, without the written consent of the Funding Bank or amend, modify or otherwise affect the rights or duties of the Administrating Bank hereunder, without the written consent of the Administrating Bank. The Administrating Bank and each Bank shall be bound by any modification or amendment authorized by this Section 14, and any consent by any Participating Bank pursuant to this Section 14 shall bind any successor Participating Bank acquiring a participation from it whether or not such successor Participating Bank has received actual notice thereof.

SECTION 15.  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopy or other facsimile transmission) and shall be given to such party, addressed to it, at its address or telex or telecopy number set forth below the name of such party on the signature pages hereof or such other address or telex or telecopy number as such party may hereafter specify for that purpose by notice to the other parties. Each such notice, request or communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified below and the appropriate answerback is received, (ii) if given by mail upon receipt but not later than 10 days after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address for notices described above.

SECTION 16.  No Waiver, Remedies. No failure on the part of the Administrating Bank or any Bank to exercise, and no delay in exercising, any power or right hereunder for any period of time shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided to the Administrating Bank and the Banks are cumulative and not exclusive of any other rights or remedies which the Administrating Bank or any Bank may otherwise have. No waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be authorized as provided in Section 14 above, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

SECTION 17.  Right of Setoff. (a) If a Reimbursement Event of Default or Prepayment Event shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now and hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. If the Funding Bank shall assert any setoff in accordance with the provisions of Section 5(d) hereof to be applied in reduction of the obligations of the Company pursuant to Section 2 hereof and a Participating Bank shall have fulfilled its obligations to the Funding Bank hereunder, then such Participating Bank shall be entitled to share in such application in proportion to its Participation Percentage. Each Bank agrees promptly to notify the Company after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

(b) Each Participating Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participating Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of amounts paid by it pursuant to Section 5(a) as a result of which the unreimbursed portion of Section 5(a) payments made by it shall be proportionately less (determined in accordance with each Participating Bank's Participation Percentage) than the unreimbursed portion of Section 5(a) payments made by any other Participating Bank, it shall be deemed to have simultaneously purchased from such other Participating Bank a participation in the unreimbursed portion of Section 5(a) payments made by such other Participating Bank, so that the aggregate unreimbursed portion of Section 5(a) payments made by it and participations in the unreimbursed portion of Section 5(a) payments made by each other Participating Bank and held by it shall be in the same proportion (determined in accordance with each Participating Bank's Participation Percentage) to the aggregate unreimbursed portion of Section 5(a) payments made by all Participating Banks as the principal amount of the unreimbursed portion of Section 5(a) payments made by it prior to such exercise of banker's lien, setoff or counterclaim was to the unreimbursed portion of all Section 5(a) payments made by all Participating Banks prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 17(b) and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Participating Bank holding a participation in an unreimbursed portion of Section 5(a) payments deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by it to such Participating Bank as fully as if such Participating Bank held an unreimbursed portion of Section 5(a) payments in the amount of such participation.

SECTION 18.  Continuing Obligation. Except with respect to Sections 20, 21 and 22, the obligations of the Company under this Agreement shall continue until the later of (i) the Termination Date of the last outstanding Letter of Credit or (ii) the date upon which all amounts due and owing to the Administrating Bank and the Banks hereunder shall have been paid in full and shall (a) be binding upon the Company and its successors and assigns and (b) inure to the benefit of and be enforceable by the Banks and their successors, transferees and assigns; provided, however, that the Company may not assign all or any part of this Agreement without the prior written consent of the Funding Bank and the Participating Banks.

SECTION 19.  Extension of Letters of Credit. At least 120 days but not more than 365 days before the Stated Expiration Date of a Letter of Credit, the Company may request the Banks, by giving written notice of such request to the Administrating Bank, to extend the Stated Expiration Date of such Letter of Credit, specifying the terms and conditions, including fees, to be applicable to such extension. The Administrating Bank shall promptly notify the Funding Bank and each Participating Bank of such request, and no later than 60 days from the date on which the Administrating Bank shall have received notice from the Company pursuant to the preceding sentence, the Administrating Bank shall notify the Company of the consent or nonconsent of the Banks to such extension request, and if the Administrating Bank shall give no such notice to the Company, the Banks shall be deemed not to have consented to such extension request. No extension shall be effective without the consent of the Funding Bank and each of the Banks. The Banks' consent shall be conditional upon the preparation, execution and delivery of legal documentation in form and substance satisfactory to the Banks and their counsel incorporating substantially the terms and conditions contained in the extension request as the same may be modified by agreement among the Company and the Banks.

SECTION 20.  Limited Liability of the Banks. As between the Company, on the one hand, and the Banks and the Administrating Bank, on the other hand, the Company assumes all risks of the acts or omissions of the Owner Participants with respect to their use of the Letters of Credit. None of the Administrating Bank, the Banks or any of their officers or directors shall be liable or responsible for: (a) the use which may be made of the Letters of Credit or for any acts or omissions of the Owner Participants in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Funding Bank against presentation of documents which do not comply with the terms of the appropriate Letter of Credit, including failure of any documents to bear any reference or adequate reference to the appropriate Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Company and the Participating Banks shall have a claim against the Funding Bank, and the Funding Bank shall be liable to the Company and the Participating Banks to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company or the Participating Banks, as the case may be, which the Company or the Participating Banks, as the case may be, prove were caused by (i) the Funding Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms thereof or (ii) the Funding Bank's willful failure to pay under a Letter of Credit after the presentation to it by the appropriate Owner Participant of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Funding Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Nothing in this Section 20 is intended to limit the Company's reimbursement obligation contained in Section 2 hereof or any Participating Bank's reimbursement obligation contained in Section 5(a) hereof.

SECTION 21.  Costs, Expenses and Taxes. The Company agrees to pay not later than 30 days after demand therefor, whether or not the transactions contemplated herein are consummated, all reasonable costs and expenses of the Administrating Bank in connection with the preparation, execution, delivery, syndication, filing and administration of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel for the Administrating Bank and the Funding Bank with respect thereto and with respect to advising the Administrating Bank and the Funding Bank as to their rights and responsibilities under this Agreement and to pay all reasonable counsel fees and expenses that may be incurred by the Administrating Bank and each of the Banks in connection with any Reimbursement Event of Default or Prepayment Event or any waiver or amendment of, or the enforcement of, this Agreement and such other documents which may be delivered in connection with this Agreement. In addition, the Company agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and such other documents and agrees to hold the Administrating Bank and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided that the Administrating Bank and the Banks agree promptly to notify the Company of any such taxes and fees which are incurred by such Bank. Without prejudice to the survival of any other obligation of the Company hereunder, the obligations of the Company contained in this Section 21 shall survive the payment in full of amounts payable by the Company under Section 2 hereof and the termination of the Letters of Credit and this Agreement.

SECTION 22.  Indemnification. The Company hereby agrees to indemnify and hold harmless the Administrating Bank and each Bank from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrating Bank or such Bank may reasonably incur (or which may be claimed against the Administrating Bank or such Bank by any Person or entity whatsoever) (a) by reason of any inaccuracy in any material respect, or untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any offering document distributed by or on behalf of the Company in connection with obtaining purchasers of the Undivided Interest in Unit 1, or in any supplement or amendment to either thereof, or the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading; (b) by reason of or in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and the Financing Documents; or (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, any Letter of Credit; provided that the Company shall not be required to indemnify the Administrating Bank or any Participating Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Funding Bank in determining whether a draft or certificate presented under a Letter of Credit complied with the terms of such Letter of Credit or the Funding Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it by the appropriate Owner Participant of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 22 is intended to limit the Company's reimbursement obligation contained in Section 2 hereof or any Participating Bank's reimbursement obligation contained in Section 5(a) hereof. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 22 shall survive the payment in full of amounts payable by the Company under Section 2 hereof and the termination of the Letters of Credit and this Agreement or the substitution of any of the Banks pursuant to Sections 4(g) or (h) hereof.

SECTION 23.  Sales of Participations; Assignments. (a) Without the consent of the Funding Bank, the Administrating Bank, the Company or any other Participating Bank, each Participating Bank may grant participations in its participation in the Letters of Credit (each Person to which a participation is granted being called a "Participant") and in such event such Participating Bank will, in its own name and as agent for any such Participant, enforce all rights and interests of any Participant under this Agreement, and accept all performances required of the Company under this Agreement; provided, however, that such Participating Bank shall remain entitled to exercise any right, remedy and power hereunder (other than, if agreed between the Participating Bank and the Participant, with respect to (i) the Maximum Credit Amounts or the effective Participation Percentage of such Participant, (ii) the maturity of the Letters of Credit or the dates for the reimbursement of drawings under the Letters of Credit or the payment of interest thereon, (iii) the rate of interest on unreimbursed drawings, or (iv) the fees to be paid hereunder), and shall remain fully obligated to the Funding Bank as provided herein. Any such Participant will be a "Participating Bank" for purposes of Section 4 hereof. If, at the time of a grant of a participation pursuant to this Section 23(a), such grant would result in a claim for compensation pursuant to Section 4(b), 4(c) or 4(d) hereof materially greater than that to which the Participating Bank granting such participation is entitled, such grant shall be subject to the consent of the Company.

(b) With the prior written consent of the Administrating Bank, the Funding Bank and the Company (which consent in the case of the Administrating Bank and the Company shall not be unreasonably withheld), any Participating Bank may cause all or a portion of its obligations hereunder to be assumed by a financial institution, and notwithstanding the provisions of Section 14 hereof, upon the execution and delivery to the Administrating Bank (together with a processing and recordation fee of $3,500) of an assignment and acceptance agreement (which shall be satisfactory in form and substance to the Administrating Bank and the Funding Bank) executed by the Administrating Bank, the Funding Bank, such transferring Participating Bank and such financial institution, such financial institution shall become a "Participating Bank" for purposes of this Agreement and shall be entitled to the rights, privileges and obligations of a Participating Bank hereunder and such transferring Participating Bank shall be released from its obligations with respect to the portion of its participation so assumed; provided, that (i) the obligations so transferred and assumed shall not be less than $5,000,000 and (ii) the prior written consent of the Company shall not be required for a transfer of all or a portion of a Participating Bank's obligations hereunder to another Participating Bank or an affiliate of a Participating Bank.

(c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 24.  Administrating Bank. (a) In order to expedite the various transactions contemplated by this Agreement, Union Bank of California, N.A. is hereby appointed to act as Administrating Bank on behalf of the Participating Banks. Each of the Participating Banks hereby authorizes and directs the Administrating Bank to take such action on behalf of such Participating Bank under the terms and provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Administrating Bank by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Administrating Bank is hereby expressly authorized on behalf of the Participating Banks, without hereby limiting any implied authority, (i) to receive on behalf of each of the Participating Banks any payment of fees due to the Participating Banks hereunder and all other amounts accrued hereunder paid to the Administrating Bank for the accounts of the Participating Banks, and promptly to distribute to each Participating Bank its proper share of all payments so received; (ii) to give notice within a reasonable time on behalf of each of the Participating Banks to the Company of any Reimbursement Event of Default or Prepayment Event specified in this Agreement of which the Administrating Bank has actual knowledge acquired in connection with its capacity as Administrating Bank hereunder; and (iii) to distribute to the Funding Bank and each Participating Bank copies of all notices, agreements and other material as provided for in this Agreement as received by the Administrating Bank.

(b) Neither the Administrating Bank nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them hereunder except for its or his own gross negligence or willful misconduct, nor be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith nor be required to ascertain or to make any inquiry concerning the performance or observance by the Company of any of the terms, conditions, covenants or agreements of this Agreement. The Administrating Bank shall not be responsible to the Participating Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Letters of Credit or any other instrument to which reference is made herein. The Administrating Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks, and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Participating Banks. The Administrating Bank shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrating Bank nor any of its directors, officers, employees or agents shall have any responsibility to the Company or the Funding Bank on account of the failure or delay in performance or breach by any Participating Bank or the Funding Bank of any of its obligations hereunder or to any Participating Bank on account of the failure of or delay in performance or breach by any other Participating Bank, the Funding Bank or the Company of any of their respective obligations hereunder or in connection herewith. The Administrating Bank may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

(c) With respect to the Participation Percentage of it hereunder, the Administrating Bank, in its individual capacity and not as the Administrating Bank, shall have the same rights and powers hereunder and under any other agreement executed in connection herewith as any other Participating Bank and may exercise the same as though it were not the Administrating Bank, and the Administrating Bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company, any Subsidiary or any other affiliate thereof as if it were not the Administrating Bank.

(d) Each Participating Bank agrees (i) to reimburse the Administrating Bank in the amount of such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of any expenses incurred for the benefit of the Participating Banks by the Administrating Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Participating Banks, not reimbursed by the Company and (ii) to indemnify and hold harmless the Administrating Bank and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share (determined as aforesaid), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrating Bank or against any of its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent not reimbursed by the Company, provided that no Participating Bank shall be liable to the Administrating Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrating Bank or any of its directors, officers, employees or agents.

(e) Each Participating Bank acknowledges that it has, independently and without reliance upon the Administrating Bank or any other Participating Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Participating Bank also acknowledges that it will, independently and without reliance upon the Administrating Bank or any other Participating Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document famished hereunder.

SECTION 25.  Termination by the Company. The Company may, upon 30 days written notice to the Administrating Bank, terminate this Agreement; provided, however, that any such proposed termination shall not be effective until (i) all Owner Participants have delivered their Letters of Credit to the Funding Bank for cancellation together with a duly executed request for cancellation in the form of Exhibit 7 to Exhibit A hereto, and (ii) the Company has paid all fees, expenses and interest accrued hereunder.

SECTION 26.  Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 27.  Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrating Agent, the Funding Bank or any other Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15 hereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 28.  Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other pose.

SECTION 29.  Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when it shall have been executed by all parties hereto and when the Administrating Bank shall have received copies hereof which, when taken together, bear signatures of all parties hereto. Delivery of an executed counterpart of a signature page of this Agreement, any certificate, document (other than any Letter of Credit) or legal opinion contemplated or required by the terms of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SYSTEM ENERGY RESOURCES, INC.

By /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer

Address for Notice:

System Energy Resources, Inc.
Box 61000
New Orleans, LA 70161
Attention: Treasurer
Telecopy: (504) 576-4455

PARTICIPATING BANKS

$198,061,427.93/100.0%                                                                               UNION BANK OF CALIFORNIA, N.A.,
                                                                                                                        as Administrating Bank, as Funding Bank and as a
                                                                                                                        Participating Bank

By /s/ David M. Musicant
Name: David M. Musicant
Title: Senior Vice President

Address for Notice:

Union Bank of California, N.A.
Energy Capital Services
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
Telecopy: (213) 236-4096
Attn.: Chad Canfield

Address for Payments:

Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, California 91754
ABA # 122-000-496
Acct. # 070-196431
Attn: Commercial Loan Operations
Ref: Systems Energy Resources, Inc.